EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-80471 and 33-36485) and Form S-3 (No. 333-43422) of Granite Construction Incorporated of our report dated March 1, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A. We also consent to the reference to us under the heading Selected Consolidated Financial Data in such Annual Report.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California January 28, 2005